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                                   EXHIBIT A

                       AGREEMENT REGARDING JOINT FILING
                       --------------------------------


     The undersigned, Biotechnology Value Fund, L.P., a Delaware limited partnership, and BVF Partners L.P., a Delaware limited partnership, and BVF Inc., a Delaware corporation, hereby agree and acknowledge that the statement containing the information required by Schedule 13D, to which this Agreement is attached as an exhibit, is filed on behalf of each of them. The undersigned further agree that any amendments or supplements thereto shall also be filed on behalf of each of them.

Dated:  August 29, 1997

        BIOTECHNOLOGY VALUE FUND, L.P.

        By:  BVF Partners L.P., its general partner

             By:  BVF Inc., its general partner


                  By:      /s/ Mark N. Lampert
                           ----------------------------
                           Mark N. Lampert
                           President

        BVF PARTNERS L.P.

        By:  BVF Inc., its general partner


             By:      /s/ Mark N. Lampert
                      ---------------------------------
                      Mark N. Lampert
                      President

        BVF INC.


             By:      /s/ Mark N. Lampert
                      ---------------------------------
                      Mark N. Lampert
                      President